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                                                                   EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                              SPHERION CORPORATION

                           (ADOPTED JANUARY 23, 1991)
                             (AMENDED MARCH 9, 1992)
                           (AMENDED NOVEMBER 19, 1992)
                           (AMENDED OCTOBER 18, 1993)
                           (AMENDED OCTOBER 10, 1994)
                    (AMENDED AND RESTATED DECEMBER 29, 2000)

                                     OFFICES

1. REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the corporation in the state of Delaware shall be such as shall be determined from time-to-time by the Board of Directors and on file in the appropriate public offices of the state of Delaware pursuant to applicable provisions of law.

2. CORPORATE OFFICES. The corporation may have such other corporate offices and places of business anywhere within or without the state of Delaware as the Board of Directors may from time-to-time designate or the business of the corporation may require. Unless otherwise specified, the terms "office" or office of the corporation" shall mean the office at which the president is customarily located.

                                      SEAL

3. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.


                             MEETING OF STOCKHOLDERS

4. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the office of the corporation or at such other place either within or without the state of Delaware as shall be designated from time-to-time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

5. ANNUAL MEETING. (AMENDED OCTOBER 10, 1994.) The annual meeting of the stockholders of the corporation shall be held on the second Thursday of May of each year, commencing in 1995, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock (10:00 a.m.) in the morning of that day, or at such other date and time as shall be determined by the Board of Directors and stated in the notice of the meeting, at which directors shall be elected and such other business shall be transacted as may be properly brought before the meeting.


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              At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business (including, without limitation, the nomination of candidates for the Board of Directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty days nor more than seventy-five days prior to the meeting; PROVIDED, HOWEVER, that if fewer than sixty-five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

              Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 5; PROVIDED, HOWEVER, that nothing in this
Section 5 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedure.

              The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

6. SPECIAL MEETINGS. (AMENDED OCTOBER 18, 1993) Special meetings of the stockholders for any lawful purpose or purposes may be called at any time only by a majority of the Board of Directors, by the Chairman of the Board or by the President. Each call for a special meeting of the stockholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the Secretary. No business shall be conducted at any special meeting of the stockholders other than the business stated in the call for such meeting. The stockholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the stockholders or to bring any business before a special meeting of the stockholders.

7. VOTING. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period. Unless otherwise provided by the Certificate of


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Incorporation, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. At all meetings of stockholders, the voting may be by voice vote, except that, unless otherwise provided by the Certificate of Incorporation, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot.

8. QUORUM AND VOTING. (AMENDED DECEMBER 29, 2000) A majority of the stock issued and outstanding and entitled to vote thereat, the holders of which are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws. Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except when the Certificate of Incorporation or these By-Laws specifically provide for a different vote on a particular matter, or when a greater vote is required by law, the affirmative vote of the majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

              At any meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have power successively to adjourn the meeting from time-to-time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. STOCK LEDGER. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under Section 10 of these By-Laws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

10. STOCKHOLDERS LIST. The secretary or assistant secretary, who shall have charge of the stock ledger, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

11. NOTICE. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given, either personally or by mail, to each stockholder of record of the corporation entitled to vote at such meeting not less than 10 days nor more than 60 days prior to the meeting. The Board of Directors may fix in advance a date, which


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shall not be more than 60 nor less than 10 days preceding the date of any meeting of the stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

12. ACTION BY STOCKHOLDERS WITHOUT MEETING. (AMENDED OCTOBER 18, 1993) Unless otherwise prescribed by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of any taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                               BOARD OF DIRECTORS

13. POWERS; NUMBER; TERM; QUALIFICATION. (AMENDED DECEMBER 29, 2000) The management of all the affairs, property, and business of the corporation shall be vested in a Board of Directors. Unless required by the Certificate of Incorporation, directors need not be stockholders. In addition to the powers and authorities these By-Laws and the Certificate of Incorporation have expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The number of directors shall be as provided from time-to-time by resolution duly adopted by a majority of the whole Board of Directors. Each Director shall hold office until his successor shall have been elected and qualified or until his earlier resignation and removal. Each Director, upon his election, shall be deemed to have qualified by filing with the corporation his written acceptance of such office, which shall be placed in the minute book, or by his attendance at, or consent to action in lieu of, any regular or special meeting of directors.

14. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, unless it is otherwise provided in the Certificate of Incorporation or By-Laws, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

15. MEETINGS OF THE NEWLY ELECTED BOARD. The first meeting of the members of each newly elected Board of Directors shall be held (i) at such time and place either within or without the State of Delaware as shall be suggested or provided by resolution of the stockholders at the meeting at which such newly elected board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or (ii) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the


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newly elected Board of Directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Section 18 of these By-Laws with respect to the giving of notice for special meetings of the Board, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iii) regardless of whether the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

16. REGULAR MEETING. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time-to-time be fixed by resolution adopted or waiver of notice signed by the full Board of Directors. Any business may be transacted at a regular meeting.

17. SPECIAL MEETING. Special meetings of the Board of Directors may be called at any time by the chairman, the president, or by any two or more of the directors. The place may be within or without the State of Delaware as designated in the notice.

18. NOTICE OF SPECIAL MEETING. Written or printed notice of each special meeting of the Board of Directors, stating the place, day, and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director addressed to him at his residence or usual place of business at least two days before the day on which the meeting is to be held, or shall be sent to him by telegram, or delivered personally, at least one day before the day on which the meeting is to be held. The notice may be given by any officer having authority to call the meeting. "Notice" and "call" with respect to such meetings shall be deemed to by synonymous. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat.

19. QUORUM. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

              If at least one-third (1/3) of the whole Board of Directors is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time-to-time to a subsequent date, without notice to any director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

20. ATTENDANCE BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.


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21.           COMMITTEES. The Board of Directors may, by resolution or
resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise all of the powers of the Board of Directors in the management of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time-to-time by resolution adopted by the Board of Directors. All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the Board of Directors at its next meeting. The secretary of the corporation may act as secretary of the committee if the committee so request.

22. COMPENSATION. The Board of Directors may, by resolution, fix a sum to be paid directors for serving as directors of this corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and in each case may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

23. RESIGNATION. Any director may resign at any time by giving a written notice to the Chairman of the Board of Directors, the president, or the secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

24.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              (AMENDED NOVEMBER 19, 1992)
              (AMENDED OCTOBER 18, 1993)

      (a) POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she (or his or her testator or intestate) is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees),


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      judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      (b)     POWER  TO  INDEMNIFY  IN  ACTIONS,  SUITS  OR  PROCEEDINGS  BY
      OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she (or his or her testator or intestate) is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), and, if and to the extent permitted by applicable law, judgments, penalties, and amounts paid in settlement, incurred by him or her in connection with defending, investigating, preparing to defend, or being prepared to be a witness in, such action, suit, proceeding or claim if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless (and only to the extent that) the Court of Chancery or the court in which such action, suit, proceeding or claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

      (c)     AUTHORIZATION OF INDEMNIFICATION.

              (1) Any indemnification under Section 24 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 24(a) or (b), as the case may be. Such determination shall be made (i) by the board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in Section 24(c)(3)) has occurred and the person seeking indemnification so requests, such determination shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose


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              fees and expenses shall be paid by the corporation). To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

              (2)    For purposes of the proviso to the second sentence of
              Section 24(c)(1), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or the person seeking indemnification within the previous three years.

              (3) A "Change in Control" shall mean a change in control of the corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the corporation or a corporation owned directly or indirectly by the stockholders of the corporation in substantially the same proportions as their ownership of stock of the corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing thirty percent (30%) or more of the total voting power represented by the corporation's then outstanding shares of capital stock entitled to vote (the "Voting Securities"), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the corporation and any new director whose election by the Board of Directors or nomination for election by the corporation's stockholders who approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the corporation approve a merger or consolidation of the corporation with any other corporation, other than a merger or consolidation which would result in any Voting Securities of the corporation outstanding or by being converted into any voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by all Voting Securities of the corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the corporation approve a plan of complete liquidation of the corporation or an agreement for the sale or disposition by the corporation of (in one transaction or a series of transactions) all or substantially all of the corporation's assets.

      (d)     GOOD FAITH  DEFINED.  For purposes of any  determination  under
      Section 24(c), a person shall be deemed to have acted in good faith and in a manner he or she reasonably


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      believed to be in or not opposed to the best interest of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or on information supplied to him or her by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section 24(d) shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director or officer. The provisions of this Section 24(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
      Section 24(a) or (b), as the case may be.

      (e)     RIGHT  TO  INDEMNIFICATION  UPON  APPLICATION;   PROCEDURE  UPON
      APPLICATION, ETC. Except as otherwise provided in the proviso to Section 24(b):

              (1) Any indemnification under Section 24(a) or (b) shall be made no later than 30 days after receipt by the corporation of the written request of the director or officer or former director or officer unless a determination is made within said 30-day period in accordance with Section 24(c) that such person has not met the applicable standard of conduct set forth in Sections 24(a) and
              (b).

              (2) The right to indemnification under Section 24(a) or (b) or advances under Section 24(f) shall be enforceable by the director or officer or former director or officer in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances shall be a defense to the action or create a presumption that the director or officer or former director or officer has not met the applicable standard of conduct. The expenses (including attorneys' fees and expenses) incurred by the director or officer or former director or officer in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 24(i)) shall also be indemnified by the corporation.

              (3)    If any person is entitled under any provision of this
              Section 24 to indemnification by the corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him or her, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he or she is entitled.


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      (f)     EXPENSES PAYABLE IN ADVANCE. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section 24; provided, however, that if he or she seeks to enforce his or her rights in a court of competent jurisdiction pursuant to Section 24(e)(2), said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is entitled to indemnification as to which all rights of approval have been exhausted or have expired.

      (g) NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Section 24 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders of disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 24(a) and (b) shall or may, as the case may be, be made to the fullest extent permitted by law. The provisions of this Section 24 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 24(a) and (b) but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The Corporation may enter into written agreements, approved by a majority of the Directors, which include all or any of the indemnity provisions required or permitted by this
      Section 24.

      (h) INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Section 24.

      (i) MEANING OF "CORPORATION" FOR PURPOSES OF SECTION 24. For purposes of this Section 24, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 24 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.


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


      (j) SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

25. ACTION BY DIRECTORS WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the Minutes of proceedings of the Board or committee.

                                    OFFICERS

26.   (a)     OFFICERS - WHO SHALL  CONSTITUTE.  The officers of the
      corporation shall consist of a Chairman of the Board of Directors, a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors at their first meeting after the annual meeting of the stockholders. The Board of Directors may also designate additional assistant vice presidents, assistant secretaries and assistant treasurers. In the discretion of the Board of Directors, the office of the Chairman of the Board of Directors may remain unfilled. The Chairman of the Board of Directors (if any) shall at all times be, and other officers may be, members of the Board of Directors. Any number of offices may be held by the same person.

      An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

      (b) TERM. Each officer of the corporation shall hold his office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his election or appointment, or until his death, resignation, or removal by the Board, whichever first occurs. In any event, each officer of the corporation who is not re-elected or re-appointed at the annual meeting of the Board of Directors next succeeding his election or appointment and at which any officer of the corporation is elected or appointed shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his election or appointment.

      (c) OTHER OFFICERS AND AGENTS. The Board of Directors from time-to-time may also appoint such other officers and agents for the Corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such a period as the Board may specify, and shall exercise such powers, have such titles, and perform such duties as shall be determined from time-to-time by the Board or by an officer empowered by the Board to make such determinations.

27.   (a)     CHAIRMAN.  If a Chairman  of the Board of  Directors  is elected or appointed, he or she shall preside at all meetings of the shareholders and directors at which he or she may be present. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman as it may from time-to-time determine.

      (b) PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the Chief Executive Officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer of the corporation and he shall carry into effect all directions and resolutions of the Board of Directors.

      The President may, but shall not be required to, execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

      Unless the Board of Directors otherwise provides, the President, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof this corporation may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

      He shall, unless the Board of Directors otherwise provides, be ex officio a member of all standing committees.

      He shall have such other or further duties and authority as may be prescribed elsewhere in these By-Laws or from time-to-time by the Board of Directors.

28. VICE PRESIDENT. In the absence of the President or in the event of his disability, inability, or refusal to act, the Chairman, the Vice President (or in the event there be more than one vice president, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may from time-to-time prescribe.

29. SECRETARY AND ASSISTANT SECRETARIES. The Secretary may attend all sessions of the Board of Directors and all meetings of the Stockholders, and shall record or cause to be recorded all votes taken and the Minutes of all proceedings in a Minute Book of the corporation to be kept for that purpose. He shall perform like duties for committees when requested to do so by the Board of Directors or any such committee.

              It shall be the principal responsibility of the secretary to give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors, but his shall not lessen the authority of others to give such notice as is authorized elsewhere in these By-Laws.

              The Secretary shall see that all books, records, lists, and information, or duplicates, required to be maintained in the State of Delaware or elsewhere, are so maintained.

              The Secretary shall keep in safe custody the seal of the corporation and shall have the authority to affix the seal to any instrument requiring it, and when so affixed, he shall attest the seal by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

              The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these By-Laws or from time-to-time by the Board of Directors or the Chief Executive Officer of the corporation, under whose direct supervision he shall be.

              In the absence of the Secretary or in the event of his disability, inability, or refusal to act, the Assistant Secretary (or in the event there be more than one assistant secretary, the assistant secretaries in the order designated by the Board of Directors or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time-to-time prescribe.

30. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, the Chief Executive Officer, or by any officer of the corporation to whom such authority has been granted by the Board of Directors.

              He shall disburse, or permit to be disbursed the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the Chief Executive Officer of the corporation and the directors whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

              He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these By-Laws or from time-to-time by the Board of Directors.

              He shall have the general duties, powers, and responsibilities of a treasurer of a corporation.

              If required by the Board of Directors, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control which belong to the corporation.

              In the absence of the Treasurer or in the event of his disability, inability, or refusal to act, the Assistant Treasurer (or in the event there be more than one assistant treasurer, the assistant treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the Board of Directors may from time-to-time prescribe.

31. DUTIES OF OFFICERS MAY BE DELEGATED. If any officer of the corporation be absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate for the time being some or all of the functions, duties, powers, and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole Board of Directors concurs therein.

32. REMOVAL. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

33. SALARIES. Salaries and other compensation of all elected officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power, by be delegated by the Board to a committee. Salaries and compensation of all other appointed officers, agents, and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, or in the absence of such action, the same may be fixed increased or decreased by the President or such other officer or officers as may be designated by the Board of Directors to do so.

34. DELEGATION OF AUTHORITY. The Board of Directors from time-to-time may delegate to the President or other officer or executive employee of the corporation, authority to hire, discharge, fix, and modify the duties, salary, or other compensation of employees of the corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants, and other experts.

                                      STOCK

35. CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, certifying to the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer, transfer agent, or registrar of the corporation.

36. TRANSFER. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the Board of Directors appoints some other person, firm, or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation without the necessity of any formal action of the Board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

37. REGISTERED STOCKHOLDERS. Registered stockholders only shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

38. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

39. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation of the corporation and these By-Laws.

40. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of


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


stockholders shall apply to any adjournment of the meeting except that the Board of Directors may fix a new record date for the adjourned meeting.

                              DIVIDENDS AND FINANCE

41. DIVIDENDS. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation and of any applicable law and of these By-Laws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

42. MONEYS. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution adopted by the Board of Directors, except that in the absence of action by the Board of Directors the Treasurer may designate any bank or banks or trust company or trust companies in which moneys of the corporation may be deposited, and to designate the person or persons who may sign checks drawn on any particular bank account or bank accounts of the corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

43. FISCAL YEAR. The Board of Directors shall have power to fix and from time-to-time change the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall end on the last day of the last accounting week in March of each year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

                                BOOKS AND RECORDS

44. BOOKS, ACCOUNTS, AND RECORDS. The books, accounts, and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside the State of Delaware, at the place customarily treated as the corporation's headquarter's office, or such place or places as the Board of Directors from time-to-time determine. The Board of Directors shall determine whether, to what extent and the conditions upon which the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders.

                                     NOTICE

45. PROVISIONS. Whenever the provisions of the statutes of the State of Delaware, the Certificate of Incorporation or these By-Laws require notice to be given to any director, officer, or stockholder, they shall not be construed to require actual personal notice. Notice by mail may be given in writing by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such director, officer, or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice. If notice be given by telephone facsimile copy, such notice shall be deemed to be given when the same is sent over a telecommunication system.


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


46. WAIVER. Whenever any notice is required to be given under the provisions of the statutes of the State of Delaware or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, or by telephone facsimile copy, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws.

                                   AMENDMENTS

47. AMENDMENTS. These By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the shares of stock issued and outstanding and entitled to vote thereon, or, if the Certificate of Incorporation so provides, by a majority of the Board of Directors of any meeting thereof.


                                       17